UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

Heart Test Laboratories, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 2, 2023, Heart Test Laboratories, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for the previous 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”) and was required to regain compliance with the Minimum Bid Price Requirement by January 29, 2024. On January 30, 2024, the Company received a letter from Nasdaq advising that the Company had been granted an additional 180-day extension to July 29, 2024, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

On May 9, 2024, the Company received a staff determination from Nasdaq to delist the Company’s securities from the Nasdaq Capital Market (the “Staff Determination”). The Staff Determination was issued because, as of May 8, 2024, the Company’s Common Stock had a closing bid price of $0.10 or less for at least ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). The Company may appeal the Staff Determination to a Nasdaq Hearings Panel (the “Panel”) by filing a hearing request with Nasdaq on or before May 16, 2024 pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision.

The Company intends to appeal the Staff Determination under the Low Priced Stock Rule and will file a hearing request with Nasdaq by May 16, 2024. Pending the hearing before the Panel, the Company’s securities will continue to be listed on the Nasdaq Capital Market. As disclosed below, the Company has initiated, and intends, to implement a reverse split of its Common Stock in order to regain compliance with both the Low Priced Stocks Rule and the Minimum Bid Price Requirement. There can be no assurance, however, that the Company will be able to regain compliance with the Minimum Bid Price Requirement and the Low Priced Stocks Rule or that it will otherwise be in compliance with other Nasdaq listing rules.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Formation (the “Certificate of Amendment”) with the Secretary of State of Texas to (i) effect on the corporate level a one-for-one hundred reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Common Stock and also to effect a one-for-one hundred Reverse Stock Split of the Company’s warrants (the “Warrants”), and (ii) provide that with respect to any matter at a meeting of shareholders, the number of shares entitled to vote on such matter at the meeting in person or by proxy shall be reduced to one-third (the “Quorum Reduction”). A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated by reference.

The Company has notified Nasdaq as to the Reverse Stock Split and is currently awaiting confirmation from Nasdaq in order to effect the Reverse Stock Split for its Common Stock and Warrants in the market and for the shares to begin trading on a split-adjusted basis on the Nasdaq Capital Market. The Company expects to effect the Reverse Stock Split in the market as soon as possible after such confirmation and will separately announce the date on which the Company’s Common Stock and Warrants will trade on the Nasdaq Capital Market on a split-adjusted basis, pending Nasdaq’s notification to the Company of such date. The trading symbols for the Common Stock and the public Warrants will remain “HSCS” and “HSCSW,” respectively.

As a result of the Reverse Stock Split, when effected in the market, every one hundred (100) shares of the pre-split issued and outstanding shares of Common Stock will automatically convert into one (1) post-split share of Common Stock. All fractional shares will be rounded up. Following the Reverse Stock Split the new CUSIP number for the Common Stock will be 42254E302.

The Reverse Stock Split when effected in the market, will not reduce the number of authorized shares of Common Stock and will not change the par value of the Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the Reverse Stock Split would result in some of the stockholders’ fractional shares being rounded up).

As a result of the Reverse Stock Split, when effected in the market, equitable adjustments corresponding to the 1-for-100 Reverse Stock Split ratio will be made to the Company’s outstanding Warrants such that every one hundred (100) shares of Common Stock that may be issued upon the exercise of the Warrants held immediately prior to the Reverse Stock Split will represent one share of Common Stock that may be issued upon exercise of such Warrants immediately following the Reverse Stock Split. Correspondingly, the exercise price per share of Common Stock attributable to the public Warrants immediately prior to the Reverse Stock Split will be proportionately increased, such that the exercise price per share of the Common Stock attributable to such public Warrants immediately following the Reverse Stock Split is $425.00, which equals the product of 100 multiplied by $4.25, the exercise price per share immediately prior to the Reverse Stock Split. There will be no change to the CUSIP number for the public Warrants.

As a result of the Reverse Stock Split, when effected in the market, proportionate adjustments will be made to the number of shares of the Company’s Common Stock underlying the Company’s outstanding equity awards, other warrants and convertible securities and the number of shares issuable under the Company’s equity incentive plan and other existing agreements, together with the exercise price or conversion price, as applicable or as required by the terms of each security.

As a result of the Reverse Stock Split, when effected in the market, the Company’s stockholders who hold their shares (i) in electronic form at brokerage firms will not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts, (ii) electronically in book-entry form with the transfer agent, Equinity Trust Company, LLC, will not need to take action to receive shares of post-Reverse Stock Split common stock, and (iii) with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

The Company’s stockholders approved the Reverse Stock Split at the Company’s 2024 Annual Meeting of Shareholders held on January 17, 2024, at a ratio between one-for-two (1-for-2) through one-for-one hundred (1-for-100), with such ratio to be determined in the discretion of the Company’s Board of Directors (the “Board”) and with such reverse stock split to be effected at such time and date as determined by the Board in its sole discretion. On May 6, 2024, the Board selected the one-for-one hundred reverse stock split ratio.

The foregoing descriptions of the Certificate of Amendment, Quorum Reduction and the Reverse Stock Split set forth above do not purport to be complete and are qualified in their entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s ability to regain compliance with the Nasdaq continued listing standards constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to regain compliance with the Nasdaq continued listing standards. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended April 30, 2023 filed with the Securities and Exchange Commission on July 19, 2023. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1*	Certificate of Amendment to the Amended and Restated Certificate of Formation, dated as of May 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	May 10, 2024	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer, and Chairman of the Board of Directors

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